UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. ____)

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[ X ]   Definitive Proxy Statement
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[     ]   Soliciting Material under §240.14a-12

                                              AMREP CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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AMREP CORPORATION

(An Oklahoma corporation)

NOTICE OF 2010 ANNUAL MEETING OF SHAREHOLDERS

September 13, 2010

NOTICE IS HEREBY GIVEN that the 2010 Annual Meeting of Shareholders of AMREP Corporation (the “Company”) will be held at the Conference Center at Normandy Farm, Route 202 and Morris Road, Blue Bell, Pennsylvania on September 13, 2010 at 9:00 A.M. for the following purposes:

(1)           To elect two directors in Class II to hold office until the 2013 Annual Meeting and until their successors are elected and qualified; and

(2)           To consider and act upon such other business as may properly come before the meeting.

In accordance with the By-Laws, the Board of Directors has fixed the close of business on July 30, 2010 as the record date for the determination of shareholders of the Company entitled to notice of and to vote at the meeting and any continuation or adjournment thereof.  The list of such shareholders will be available for inspection by shareholders during the ten days prior to the meeting at the offices of the Company, 300 Alexander Park, Suite 204, Princeton, New Jersey.

Whether or not you expect to be present at the meeting, please mark, date and sign the enclosed proxy and return it to the Company in the self-addressed envelope enclosed for that purpose.  The proxy is revocable and will not affect your right to vote in person in the event you attend the meeting.

By Order of the Board of Directors

Irving Needleman, Secretary

Dated:	August 17, 2010
Princeton, New Jersey

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting To Be Held On September 13, 2010

The Proxy Statement and Annual Report to Shareholders
are available at http://www.cfpproxy.com/6674

Upon the written request of any shareholder of the Company, the Company will provide to such shareholder a copy of the Company’s annual report on Form 10-K for fiscal 2010, including the financial statements and the schedules thereto, filed with the Securities and Exchange Commission. Any request should be directed to Irving Needleman, Secretary, AMREP Corporation, 300 Alexander Park, Suite 204, Princeton, New Jersey 08540. There will be no charge for such report unless one or more exhibits thereto are requested, in which case the Company’s reasonable expenses of furnishing exhibits may be charged.

AMREP CORPORATION

300 Alexander Park, Suite 204

Princeton, New Jersey  08540

__________________________

PROXY STATEMENT

__________________________

ANNUAL MEETING OF SHAREHOLDERS

To be Held at 9:00 A.M. on September 13, 2010

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of AMREP Corporation (the “Company”) for use at the Annual Meeting of Shareholders of the Company to be held on September 13, 2010, and at any continuation or adjournment thereof (the “Annual Meeting”).  The Annual Meeting will be held at the Conference Center at Normandy Farm located at Route 202 and Morris Road, Blue Bell, Pennsylvania.

The Annual Report of the Company on Form 10-K for the fiscal year ended April 30, 2010 filed on July 21, 2010 with the Securities and Exchange Commission is included in this mailing but does not constitute a part of the proxy solicitation material.  This Proxy Statement and the accompanying Notice of 2010 Annual Meeting of Shareholders and proxy card are first being sent to shareholders on or about August 17, 2010.

Information Concerning the Annual Meeting

Information Concerning the Annual Meeting

What will be voted on at the Annual Meeting?

At the Annual Meeting, shareholders will vote on the election of two nominees to serve on the Board.

How does the Board recommend I vote on the proposal?

The Board recommends that you vote “FOR” each of the two nominees named in this Proxy Statement.

Who is entitled to vote at the Annual Meeting?

Only shareholders of record as of the close of business on July 30, 2010, the date fixed by the Board in accordance with the Company’s By-Laws, are entitled to notice of and to vote at the Annual Meeting.

If I have given a proxy, how do I revoke that proxy?

Anyone giving a proxy may revoke it at any time before it is exercised by giving the Secretary of the Company written notice of the revocation, by submitting a proxy bearing a later date or by attending the Annual Meeting and voting.

How will my proxy be voted?

All properly executed, unrevoked proxies in the enclosed form that are received in time will be voted in accordance with the shareholders’ directions and, unless contrary directions are given, will be voted for the election as directors of the nominees named in this Proxy Statement.

How many votes are needed to elect directors?

The two nominees receiving the highest number of “FOR” votes will be elected as directors.  This is referred to as a plurality.

What if a nominee is unwilling or unable to serve?

This is not expected to occur but, in the event that it does, proxies will be voted for a substitute nominee designated by the Board or, in the discretion of the Board, the position may be left vacant.

How will abstentions and broker non-votes affect the voting?

Abstentions and broker non-votes have no effect on the voting for election of directors.  Under the rules that govern brokers, uncontested elections of directors had previously been considered routine matters, and brokers or nominees who held stock in “street name” could vote the shares without instructions from their clients.  These rules, however, were recently amended, and consequently, if a customer or account holder does not instruct the broker or nominee on how to vote in the uncontested director election a broker non-vote will occur.  If you hold your shares in “street name,” you must cast your vote or instruct your nominee or broker if you want your vote to count in the election of directors.

How many shares can be voted at the Annual Meeting?

As of July 30, 2010, the Company had issued and outstanding 5,996,212 shares of Common Stock, par value $.10 per share.  Each share of Common Stock is entitled to one vote on matters to come before the Annual Meeting.

How many votes will I be entitled to cast at the Annual Meeting?

You will be entitled to cast one vote for each share of Common Stock you held at the close of business on July 30, 2010, the record date for the Annual Meeting, as shown on the list of shareholders at that date prepared by the Company’s transfer agent for the Common Stock.

What is a “quorum?”

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock of the Company authorized to vote will constitute a quorum for the transaction of business at the Annual Meeting.  Abstentions and broker non-votes will be counted in determining whether a quorum is present at the Annual Meeting.

Who may attend the Annual Meeting?

All shareholders of the Company who owned shares of record at the close of business on July 30, 2010 may attend the Annual Meeting.  If you want to vote in person and you hold Common Stock in street name (i.e., your shares are held in the name of a brokerage firm, bank or other nominee), you must obtain a proxy card issued in your name from the firm that holds your shares and bring that proxy card to the Annual Meeting, together with a copy of a statement from that firm reflecting your share ownership as of the record date and valid identification.  If you hold your shares in street name and want to attend the Annual Meeting but not vote in person, you must bring to the Annual Meeting a copy of a statement from the firm that holds your shares reflecting your share ownership as of the record date and valid identification.

COMMON STOCK OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Set forth in the following table is information concerning the ownership of the Common Stock of the Company by the persons who, to the knowledge of the Company, own beneficially more than 5% of the outstanding shares.  The table also sets forth the same information concerning beneficial ownership for each director of the Company, the executive officers named in the Summary Compensation Table on page 12 and all directors and executive officers of the Company as a group.  Unless otherwise indicated, (i) reported ownership is as of July 30, 2010, and (ii) the Company understands that the beneficial owners have sole voting and investment power with respect to the shares beneficially owned by them.  In the case of directors and executive officers, the information below has been provided by such persons at the request of the Company.

Beneficial Owner	Shares Owned Beneficially	% of Class(a)

Nicholas G. Karabots (Director) P.O. Box 736 Fort Washington, PA 19034	3,574,106 (2)	59.6

Albert V. Russo (Director) Lena Russo, Clifton Russo, Lawrence Russo c/o American Simlex Company 401 Broadway New York, NY 10013	1,117,040 (3)	18.6

Robert E. Robotti, et al (4)	361,586(4)	6.0 (4)

Other Directors and Executive Officers

Edward B. Cloues, II	2,500	*
Lonnie A. Coombs	3,500	*
Michael P. Duloc	2,500 (5)	*
John F. Meneough	-	-
Irving Needleman	-	-
Peter M. Pizza	-	-
Samuel N. Seidman	14,000	*
James Wall	3,057 (6)	*
Jonathan B. Weller	1,500	-

Directors and Executive Officers as a Group (11 persons)	4,718,203 (2),(3),(5),(6)	78.7
_____________________________
*           Indicates less than 1%.

(1)
The shareholdings include 500 shares for each of Messrs. Coombs, Karabots, Russo and Seidman that such persons have the right to acquire pursuant to options, all of which are presently exercisable, issued under the Company’s Non-Employee Directors Option Plan, which was terminated in 2005.

(2)
Includes 481,728 shares owned by The Karabots Foundation, a private non-profit corporation founded by Mr. Karabots and of which he is the President, Foundation Manager and one of two directors.  Mr. Karabots disclaims beneficial ownership of the shares owned by The Karabots Foundation.

(3)
Albert V. Russo, Lena Russo, Clifton Russo and Lawrence Russo have reported that they share voting power as to these shares and that each of them has sole dispositive power as to the following numbers of such shares representing the indicated percentages of the outstanding Common Stock:  Albert V. Russo – 664,241 (11.1%); Lena Russo – 33,740 (0.6%); Clifton Russo – 237,617 (4.0%); and Lawrence Russo – 181,442 (3.0%).

(4)
The following table sets forth information regarding the beneficial ownership of Common Stock of the Company by Robert E. Robotti, Robotti & Company, Incorporated (“R&CoI”), Robotti & Company, LLC (“R&CoL”) and Robotti & Company Advisors, LLC (“R&CoA”), all of 52 Vanderbilt Avenue, New York, NY 10017, Kenneth R. Wasiak of 515 Madison Avenue, New York, NY 10022 and Ravenswood Management Company, L.L.C. (“RMC”), The Ravenswood Investment Company, L.P. (“RIC”) and Ravenswood Investments III, L.P., (“RI”), all of 104 Gloucester Road, Massapequa, NY 11758.  The information in the table is derived from a Schedule 13D filed jointly by these persons with the Securities and Exchange Commission on October 26, 2007.

Beneficial Owner	Shares Owned Beneficially	% of Class (a)
Robert E. Robotti (b),(c),(d),(e)	361,586	6.0
R&CoI (b),(c)	176,386	2.9
R&CoL (b)	6,200	*
R&CoA (c)	170,186	2.8
Kenneth R. Wasiak (d),(e)	185,200	3.1
RMC (d),(e)	185,200	3.1
RIC (d)	130,378	2.2
RI (e)	54,822	*
_____________________________
*	Indicates less than 1%.

(a) Based upon the number of issued and outstanding shares of Common Stock at July 30, 2010.

(b)  Each of Mr. Robotti and R&CoI share with R&CoL the power to vote or to direct the vote, and share the power to dispose or to direct the disposition, of 6,200 shares of Common Stock owned by the discretionary customers of R&CoL.

(c)  Each of Mr. Robotti and R&CoI share with R&CoA the power to vote or to direct the vote, and share the power to dispose or to direct the disposition, of 170,186 shares of Common Stock owned by the advisory clients of R&CoA.

(d)  Each of Messrs. Robotti and Wasiak and RMC share with RIC the power to vote or to direct the vote, and share the power to dispose or to direct the disposition, of 130,378 shares of Common Stock owned by RIC.

(e)  Each of Messrs. Robotti and Wasiak and RMC share with RI the power to vote or to direct the vote, and share the power to dispose or to direct the disposition, of 54,822 shares of Common Stock owned by RI.

In an institutional investment manager’s report on Form 13F filed by Mr. Robotti with the Securities and Exchange Commission on May 18, 2010, he reported that at March 31, 2010, he had sole investment discretion and voting authority over 408,205 shares of Common Stock of the Company.

(5)	Held jointly with Mr. Duloc’s spouse.

(6)	Includes 287 shares held in the Company’s Savings and Salary Deferral Plan allocated to the account of Mr. Wall.

ELECTION OF DIRECTORS

The Board is a classified board divided into three classes - Class I consisting of two directors, Class II consisting of two directors and Class III consisting of three directors.  Each class of directors serves for a term of three years.  At this Annual Meeting, two Class II directors will be elected to serve until the 2013 Annual Meeting and until their successors are elected and qualified.

The Board is nominating Lonnie A. Coombs and Samuel N. Seidman, who are the incumbent Class II directors, for election at the Annual Meeting.  Although the Board does not expect that either of the persons nominated will be unable to serve as a director, should either of them become unavailable for election it is intended that the shares represented by proxies in the accompanying form will be voted for the election of a substitute nominee or nominees selected by the Board or, in the discretion of the Board, the position may be left vacant.

The Board unanimously recommends a vote “FOR” the two Class II nominees.

The following information relates to the nominees of the Board for election and the directors whose terms of office do not expire this year.

Nominees to serve until the 2013 Annual Meeting (Class II):

LONNIE A. COOMBS, age 62, has been a director of the Company since 2001.  Mr. Coombs is a certified public accountant and provides accounting, tax and business consulting services, and has been engaged in this occupation for more than the past five years with his firm, Lonnie A. Coombs, CPA.  Mr. Coombs brings to the Board the expertise in financial and accounting matters he has accumulated over his almost 40 years as a practicing certified public accountant, and the diverse business knowledge he has gained in dealing through his practice with a broad range of commercial enterprises.

SAMUEL N. SEIDMAN, age 76, has been a director of the Company since 1977.  Mr. Seidman is the President of Seidman & Co., Inc., an economic consulting and investment banking firm that he founded, and also serves as director, Chairman of the Board of Directors, President and Chief Executive Officer of Productivity Technologies Corp., a manufacturer of metal forming and materials handling automation equipment and a wirer of control panels.  He has held these positions for more than the past five years.  He is a former director of InkSure Technologies Inc.  Mr. Seidman provides the Board with his experience as a public company director, having served on a number of boards over the years.  He also has a strong business background both through operating his own economic consulting and investment banking business and having managed several other businesses.

Directors continuing in office until the 2011 Annual Meeting (Class III):

NICHOLAS G. KARABOTS, age 77, has been a director of the Company since 1993 and currently serves as the Vice Chairman of the Board.  Mr. Karabots is the Chairman of the Board of Directors and Chief Executive Officer of Kappa Media Group, Inc., Spartan Organization, Inc., Jericho National Golf Club, Inc. and other private companies that are primarily engaged in the publishing, printing, recreational sports and real estate businesses, and has held these positions for more than the past five years.  Mr. Karabots brings to the Board his extensive business experience obtained through over 50 years of owning and operating a variety of businesses, including businesses involved in real estate development and publishing.

ALBERT V. RUSSO, age 56, has been a director of the Company since 1996.  Mr. Russo is the Managing Partner of real estate entities Russo Associates and Pioneer Realty and is a Partner of American Simlex Company, a textile exporter, and has held these positions for more than the past five years.  Mr. Russo is also the Managing Partner of 401 Broadway Building, a real estate company which acquired its principal asset in 2006 from a court appointed receiver for 401 Broadway Realty Company, of which he was a general partner, in connection with the resolution of a dispute among the partners.  Mr. Russo has been involved in the ownership and management of commercial real estate for more than 25 years and contributes to the Board his specialized knowledge of the real estate business.

JONATHAN B. WELLER, age 63, has been a director of the Company since 2007.  After his retirement from full-time employment in April 2006, Mr. Weller worked as an Adjunct Lecturer at the Wharton

School of the University of Pennsylvania from January 2007 to May 2009.  From June 2004 to April 2006, Mr. Weller was Vice Chairman of Pennsylvania Real Estate Investment Trust, a public national owner, manager and operator of retail properties.  He also served as Pennsylvania Real Estate Investment Trust’s President and Chief Operating Officer from 1994 to June 2004, and served on its Board of Trustees from 1994 to March 2006.  Mr. Weller is a director of PVG GP, LLC, the General Partner of Penn Virginia GP Holdings, L.P.  Mr. Weller brings to the Board 36 years of experience in the real estate business as well as experience in dealing with complex financial transactions.  Also, his service on other public company boards enhances the Board’s ability to deal with governance and compensation matters.

Directors  continuing in office until the 2012 Annual Meeting (Class I):

EDWARD B. CLOUES, II, age 62, has been a director of the Company since 1994 and currently serves as the Chairman of the Board.  Since April 2010, Mr. Cloues has been retired.  For more than five years prior to his retirement, Mr. Cloues was a director, the Chairman and the Chief Executive Officer of K-Tron International, Inc., a material handling equipment manufacturer, which, until April 2010 was publicly held.  Mr. Cloues serves as a director of Hillenbrand, Inc., Penn Virginia Corporation and Penn Virginia Resource GP, LLC, the General Partner of Penn Virginia Resource Partners, L.P.  Mr. Cloues has also been a law firm partner specializing in business law matters and that experience combined with the experience gained from his former executive position has given him a strong background in dealing with complex business transactions.  Additionally, he brings to the Board a broad understanding of governance and compensation issues as a result of his service on other public company boards and of general management issues as a result of his service as chief executive officer of a public company.

JAMES WALL, age 73, has been a director of the Company since 1991.  Mr. Wall is Senior Vice President of the Company and Chairman of the Board of Directors, President and Chief Executive Officer of AMREP Southwest Inc., a wholly-owned subsidiary of the Company, and has held these positions for more than the past five years.  Mr. Wall has spent more than the last 40 years closely involved with the planning, engineering design, development and marketing of the Company’s principal real estate holding in Rio Rancho, New Mexico, which remains a significant asset of the Company, and has also been involved in other aspects of the Company’s real estate business. This coupled with his established presence in the Rio Rancho civic, business and government communities makes him well qualified to present insights to the rest of the Board on maximizing the value to the Company of its real estate holdings.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Company’s Common Stock is listed on the New York Stock Exchange, and the Company is subject to the Exchange’s Corporate Governance Standards (the “Governance Standards”). The Governance Standards, among other things, generally require a listed company to have independent directors within the meaning of the Governance Standards as a majority of its board of directors and for the board to have a nominating/corporate governance committee and a compensation committee each composed entirely of independent directors.  However, the Company is a “controlled company” within the meaning of the Governance Standards because Nicholas G. Karabots and entities related to him have the power to vote more than a majority of the outstanding Common Stock, and the Governance Standards permit a controlled company to choose not to comply with those requirements.  The Board has chosen not to have a nominating/corporate governance committee.  Also, the Board has chosen not to comply with the Governance Standards applicable to compensation committees.  Although the Board has a Compensation and Human Resources Committee, not all of its members are independent directors as would be required by the Governance Standards if the Company were not a controlled company.

Mr. Karabots does not qualify as an independent director under the Governance Standards.  He owns and he and certain of his family members are executives of publishers that are customers for the Company’s newsstand distribution and subscription fulfillment services for which the payments involved are in amounts greater than permitted under the Governance Standards for a director to be considered independent.  Also, his son-in-law, Michael P. Duloc, is the President and Chief Executive Officer of the Company’s Kable Media Services, Inc. subsidiary.  Mr. Wall is a Company employee and therefore does not qualify as an independent director under the Governance Standards.

Based principally on their responses to questions to these persons regarding the relationships addressed by the Governance Standards and discussions with them, the Board has determined that other than his service as a director, each of Edward B. Cloues, II, Lonnie A. Coombs, Albert V. Russo, Samuel N. Seidman and Jonathan B. Weller has no material relationship with the Company either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company and, therefore, meets the director independence requirements of the Governance Standards. The Board was informed that Mr. Coombs, who is a certified public accountant, (i) for many years has provided, and expects to continue to provide, business and tax consulting services to companies owned by Mr. Karabots, including companies that are customers for the Company’s newsstand distribution and subscription fulfillment services, (ii) the revenues from such business and tax consulting services for the Company’s last three fiscal years have accounted for from 7.8% to 8.2% of Mr. Coombs’ professional service revenues over those periods, and (iii) Mr. Coombs is also a director of two private companies controlled by Mr. Karabots.  However, the Board concluded that Mr. Coombs’ relationships with Mr. Karabots and his companies is as an independent contractor, and not as an employee, partner, shareholder or officer, and would not interfere with Mr. Coombs’ independence from the Company’s management.

The nominees for election as directors are selected by the whole Board.  The Board has no charter addressing the director nomination process or any specific qualifications for nominees to meet, and has not adopted a formal policy mandating the consideration of diversity as a factor in selecting and evaluating nominees, or formally defining what diversity means.  The Board of Directors considers diversity broadly to include differences of viewpoint, professional experience, and individual characteristics, qualities, and skills that result in varying perspectives among the Board of Directors while simultaneously providing skills that complement the full Board of Directors such that, as a unit, the Board of Directors possesses the appropriate skills and experience to oversee the Company’s business.  The Board of Directors has not adopted a formal policy relating to diversity because it believes that diversity is one of many underlying factors that are used in assessing a director candidate’s experience, skills, knowledge of business, management practices, and the perspective that he or she can bring to the Board of Directors, and that adopting a formal policy may encourage undue weight being given to one or a few factors, while the remaining factors the Board of Directors has historically considered, which also are not formally defined, garner less attention.  Further, the Board of Directors believes that a formal policy regarding diversity may not provide it with the flexibility it requires in evaluating each individual candidate and, therefore, may not result in the selection of the best qualified nominees to the Board of Directors.  The Board of Directors believes that diversity is part of the overall mix of factors it has historically considered, and continues to consider, when identifying and evaluating candidates for election as directors.  If the Board determines in the future to seek any new director, it will consider the qualifications for the position at that time

The Board will consider candidates for director recommended by shareholders on the same basis as any other proposed nominees.  Any shareholder desiring to propose a candidate for selection as a nominee of the Board for election at the 2011 Annual Meeting may do so by sending a written communication no later than May 2, 2011 to AMREP Corporation, 300 Alexander Park, Suite 204, Princeton, New Jersey 08540, Attention: Corporate Secretary, identifying the proposing shareholder, specifying the number of shares of Common Stock held and stating the name and address of the proposed nominee and the information concerning such person that the regulations of the Securities and Exchange Commission require be included in a proxy statement relating to such person’s proposed election as a director.  Shareholders should recognize that so long as Mr. Karabots remains the Company’s controlling shareholder, his concurrence is necessary for the election of any director.

As required by the Governance Standards, the Board has adopted Corporate Governance Guidelines (the “Guidelines”) that address various matters involving the Board and the conduct of its business.  The Board has also adopted a Code of Business Conduct and Ethics setting forth principles of business conduct applicable to the directors, officers and employees of the Company.  The Guidelines and Code of Business Conduct and Ethics, as well as the charters of the Board’s Audit Committee and Compensation and Human Resources Committee, may be viewed under “Corporate Governance” on the Company’s website at www.amrepcorp.com, and written copies will be provided to any shareholder upon request to the Company at AMREP Corporation, 300 Alexander Park, Suite 204, Princeton, New Jersey 08540, Attention: Corporate Secretary.  The Company intends to disclose on its website any amendment to or waiver of any provision of the Code of Business Conduct and Ethics that applies to any of its executive officers, including its principal financial and accounting officer.

Directors are expected to attend Annual Meetings of Shareholders, and all of the directors attended last year’s Annual Meeting.  The Board held four meetings during the last fiscal year, and all of the directors attended at least 75% of the total of those meetings and the meetings during such year of the Board Committees of which they were members.  Pursuant to the Guidelines, the Board has established a policy that the non-management directors meet in executive session at least twice per year and that the independent directors also meet in executive session at least twice per year.  The Chairman of the Board (currently, Edward B. Cloues, II), if in attendance, will be the presiding director at each such executive session; otherwise, those attending will select a presiding director.

Any shareholder or other interested person wishing to communicate with the Board or any of the directors may send a letter addressed to the member or members of the Board to whom the communication is directed in care of AMREP Corporation, 300 Alexander Park, Suite 204, Princeton, New Jersey 08540, Attention: Corporate Secretary.  All such communications will be forwarded to the specified addressee(s).

The Board has an Executive Committee, which generally has the power of the Board and acts, as needed, between meetings of the Board.  Also, in the absence of a Chief Executive Officer (the Company has not had a Chief Executive Officer since January 1996), the Executive Committee is charged with the oversight of the Company’s business.  The current members of the Executive Committee are Messrs. Cloues, Karabots and Russo.  Mr. Cloues is Chairman of the Board and of the Executive Committee, and Mr. Karabots is Vice Chairman of the Board and of the Executive Committee.  During fiscal 2010, the Executive Committee met five times on a formal basis and frequently on an informal basis.

While it is unusual for a company not to have a chief executive officer, the Company believes that its current leadership structure is appropriate and works well for it since, as previously noted, it is a controlled company under the Governance Standards and its two major shareholders are members of the Executive Committee along with Mr. Cloues, who is an experienced public company chief executive officer.

The Board also has an Audit Committee that operates under a written charter adopted by the Board.  Each member of the Audit Committee is an independent director, as defined by the Governance Standards.  The duties of the Audit Committee include (i) appointing the Company’s independent registered public accounting firm, approving the services to be provided by that firm and its compensation and reviewing that firm’s independence and performance of services, (ii) reviewing the scope and results of the yearly audit by the independent registered public accounting firm, (iii) reviewing the Company’s system of internal controls and procedures, (iv) reviewing with management and the independent registered public accounting firm the Company’s annual and quarterly financial statements, (v) reviewing the Company’s financial reporting and accounting standards and principles, and (vi) overseeing the administration of the Guidelines.  This Committee reports regularly to the Board concerning its activities.  The current members of this Committee are Messrs. Coombs (Chairman), Seidman and Weller, each of whom has been determined by the Board to be an independent director within the meaning of the

Governance Standards.  The Board has also determined that Mr. Coombs, who is a certified public accountant, qualifies as an audit committee financial expert within the meaning of Securities and Exchange Commission regulations.  The Audit Committee held eight meetings during the last fiscal year.

In addition to the Audit Committee’s responsibilities set forth above, the Audit Committee has, pursuant to its charter, primary responsibility in the oversight of risks that could affect the Company.  The full Board is actively involved in, and has ultimate responsibility for, the oversight of risks facing the Company and management of those risks, but the Audit Committee conducts preliminary evaluations of risk and addresses risk prior to review by the Board of Directors.  The Audit Committee considers and reviews with management, the Company’s internal control processes, and with the Company’s independent registered public accounting firm, the adequacy of the Company’s internal controls, including the processes for identifying significant risks or exposures, and elicits recommendations for the improvement of such procedures where desirable.  In addition to the Audit Committee’s role, the full Board is involved in the oversight and administration of risk and risk management practices by overseeing members of senior management in their risk management capacities.  Members of the Company’s senior management have day-to-day responsibility for risk management and establishing risk management practices, and members of management are expected to report matters relating specifically to the Audit Committee directly thereto, and to report all other matters directly to the Board as a whole.  Members of the Company’s senior management have an open line of communication to the Board and have the discretion to raise issues from time-to-time in any manner they deem appropriate, and management’s reporting on issues relating to risk management typically occurs through direct communication with directors or committee members as matters requiring attention typically arise.

In furtherance of its risk oversight responsibilities, the Board has evaluated the Company's overall compensation policies and practices for its employees to determine whether such policies and practices create incentives that could reasonably be expected to affect the risks faced by the Company and management of that risk, and has further assessed whether any risks arising from these policies and practices are reasonably likely to have a material adverse effect on the Company, and has concluded that the risks arising from the Company's policies and practices are not reasonably likely to have a material adverse effect on the Company.

The Board also has a Compensation and Human Resources Committee that operates under a written charter adopted by the Board.  The Compensation and Human Resources Committee is responsible for determining salaries and bonuses for the executives of the Company and its subsidiaries, establishing overall compensation and benefit levels and fixing bonus pools for other employees, and making recommendations to the Board concerning other matters relating to employees and regarding director compensation.  The members of this Committee are Messrs. Cloues, Karabots (Chairman) and Russo, and during the last fiscal year it held one formal meeting and met periodically on an informal basis.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Overview of Compensation Program

Determining the compensation of the Company’s executive officers is the responsibility of the Compensation and Human Resources Committee (the “Compensation Committee”) of the Board.  The Compensation Committee sets management compensation policies, programs and levels, and continually monitors adherence to the Company’s compensation policy.  The Compensation Committee’s compensation policy is to pay the Company’s executive officers competitively while balancing pay versus performance, and otherwise to be fair and equitable in the administration of compensation.

With respect to salaries, bonuses and other compensation and benefits, the decisions and recommendations of the Compensation Committee are subjective and are not based on any list of specific criteria.  In the past, factors influencing the Compensation Committee’s decisions regarding executive salaries have included the Compensation Committee’s perception of the executive’s performance and any changes in functional responsibility.  In determining the salary to be paid to a particular individual, the Compensation Committee applies these and other criteria, while also using its best judgment of compensation applicable to other executives holding comparable positions both within the Company and at other companies.  The Compensation Committee believes that the compensation earned by each of the Company’s executive officers for fiscal 2010 was reasonable.  Executive officers of the Company do not play a role in determining their compensation.  Neither the Board of Directors nor the Committee has engaged compensation consultants for the purposes of determining or advising upon executive or director compensation.

Chief Executive Officer Compensation

The Company has not had a Chief Executive Officer since January 1996.  Senior management operates under the supervision of the Executive Committee of the Board.

Compensation Components for Fiscal 2010

For the fiscal year ended April 30, 2010, the principal compensation components for the Company’s executive officers named in the Summary Compensation Table at page 12 of this Proxy Statement consisted of the following:

•	base salary — fixed pay that takes into account an individual’s role and responsibilities, experience, expertise and individual performance; and

•	perquisites and other personal benefits.

Base Salaries

The Company provides named executive officers and other employees with base salaries to compensate them for services rendered during the fiscal year.  Base salaries are determined by an annual assessment of factors deemed relevant by the Compensation Committee in its discretion, which may include position and responsibilities, experience, individual job performance relative to responsibilities, impact on development and achievement of the Company’s business strategy and competitive market factors for comparable talent.  The Compensation Committee does not engage in formal benchmarking when setting the compensation of the Company’s executive officers.

Base salaries paid to the named executive officers in fiscal 2010 are shown in the Summary Compensation Table under the heading “Salary.”  No salary increases have been awarded to any of the executive officers since fiscal 2008.

Perquisites and Other Personal Benefits

The Company provides its executive officers with limited perquisites and other personal benefits that are not otherwise available to all of its employees.  The Company and the Compensation Committee believe the few perquisites and other personal benefits made available to the Company’s executive officers are reasonable and consistent with the Company’s overall compensation program, and better enable the Company to attract and retain employees for key positions.  The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to the named executive officers.  Certain perquisites may be subject to the approval of the Compensation Committee, depending on the amount and type.  Perquisites and personal benefits are taken into account as part of the total compensation to the named executive officers, and generally include an auto allowance and, in one case, a housing allowance.

Perquisites and other personal benefits for the named executive officers are described in the Summary Compensation Table (and related footnotes) under the heading “All Other Compensation.”

Performance Bonuses

In several past years, the Company has augmented cash compensation in appropriate circumstances with the payment of performance-based bonuses.  The amount of each executive’s bonus was determined by the Compensation Committee using subjective criteria within the guidelines of the Company’s compensation policy.  No bonuses have been awarded to the executive officers in respect of fiscal 2010 because in the opinion of the Compensation Committee the performance of the Company’s businesses did not justify any bonuses.

Other Compensation Components

Equity Incentive Plan

Although the Company has not made any stock option grants to its executive officers since 1995, the Board determined in 2006 that the interests of the Company and its shareholders may be advanced by allowing the Company the flexibility to offer its employees and non-employee directors the opportunity to acquire or increase their ownership interest in the Company by receiving equity grants from the Company.  Accordingly, at the Company’s 2006 Annual Meeting, the shareholders approved the 2006 Equity Compensation Plan (the “Equity Plan”), which had been adopted by the Board on July 14, 2006.  The Equity Plan went into effect on September 20, 2006.

The Equity Plan provides that grants may be made in any of the following forms: (i) incentive stock options, (ii) nonqualified stock options (incentive stock options and nonqualified stock options are collectively referred to as “options”), (iii) stock awards, (iv) stock units, (v) stock appreciation rights (“SARs”), (vi) dividend equivalents and (vii) other stock-based awards.

The Equity Plan authorizes up to 400,000 shares of Common Stock for issuance.  If and to the extent options and SARs granted under the Equity Plan terminate, expire or are cancelled, forfeited, exchanged or surrendered without being exercised or if any stock awards, stock units or other stock-based awards are forfeited or terminated, the shares subject to such grants will become available again for purposes of the Equity Plan.

The Equity Plan provides that the maximum aggregate number of shares of Common Stock with respect to which grants may be made to any individual during any calendar year is 20,000 shares, subject to certain adjustments.

The Equity Plan provides that it is to be administered and interpreted by the Board or a committee designated by it.  At this time, no such committee has been formed.  The administrator of the Equity Plan has the authority to (i) determine the individuals to whom grants will be made under the Equity Plan, (ii) determine the type, size, terms and conditions of the grants, (iii) determine when grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued grant, subject to certain limitations, and (v) deal with any other matters arising under the Equity Plan.

Should the administrator of the Equity Plan elect to make grants under the Equity Plan, it will do so with regard to the provisions of Accounting Standards Codification Topic 718, Stock Compensation.  Under this standard, grants of equity-classified awards will result in compensation expense for the Company based on the grant date fair value of the awards.

Tax Implications

Payments during fiscal 2010 to the Company’s executives were made with regard to the provisions of Section 162(m) of the Internal Revenue Code.  Section 162(m) limits the annual deduction that may be claimed by a “public company” for compensation paid to certain individuals to $1 million, except to the extent that any excess compensation is “performance-based compensation.”  It is the Compensation Committee’s intention that compensation will not be awarded that exceeds the deductibility limits of Section 162(m).

Summary Compensation Table
Name and Principal Position	Year(1)	Salary ($)	Bonus(2) ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings (3) ($)	All Other Compensation(4) ($)	Total ($)
JAMES WALL Senior Vice President; Chairman of the Board, President and Chief Executive Officer of the Company’s AMREP Southwest Inc. subsidiary	2010 2009 2008	283,868 283,868 283,868	- - -	275,477 136,294 65,543	6,227 10,312 18,494	565,572 430,474 367,905
PETER M. PIZZA Vice President, Chief Financial Officer and Treasurer	2010 2009 2008	191,052 191,052 185,265	- - -	6,539 1,470 543	5,692 14,487 14,008	203,283 207,009 199,816
IRVING NEEDLEMAN Vice President, General Counsel and Secretary	2010 2009 2008	191,052 191,052 185,265	- - -	- - -	227 7,840 4,733	191,279 198,892 189,998
MICHAEL P. DULOC President and Chief Executive Officer of the Company’s Kable Media Services, Inc. subsidiary	2010 2009 2008	376,027 376,442 372,115	- - -	13,473 849 (5)	68,028(6) 82,312 56,989	457,528 459,603 429,104
JOHN F. MENEOUGH Executive Vice President, Fulfillment Services of the Company’s Kable Media Services, Inc. subsidiary; President and Chief Operating Officer of Palm Coast Data LLC	2010 2009 2008	346,948 349,266 346,600	- - -	- - -	1,594 8,494 4,761	348,542 357,760 351,361
_______________________________________
(1)           The year references are to the fiscal years ended April 30.

(2)	Bonuses for the named executives are entirely discretionary with the Compensation Committee.

(3)
The amounts reported represent the increases for the indicated years in the actuarial present values of the retirement benefits under the Company’s Retirement Plan for Employees, which was frozen effective March 1, 2004 ( see “Pension Benefits” below).  Discount rates of 5.435% for 2010, 7.083% for 2009 and 6.42% for 2008 were used for the present value calculations.  A lower discount rate has the effect of increasing the actuarial present value.

(4)
The amounts reported for 2010 include auto allowances for certain of the named executives and payment of life insurance premiums and, additionally, in the case of Mr. Duloc, other perquisites and personal benefits.

(5)
In the calculation of the change in actuarial present value for Mr. Duloc for 2008, the decrease from the use of a higher discount rate for that year than for 2007 indicated in note (3) more than offset the increase from his being one year closer to retirement, with a resultant decrease for 2008 of $795.

(6)	The amount reported for 2010, in addition to an auto allowance and life insurance premium payment, includes housing expenses of $50,284 and partial reimbursement for club membership dues.

The Company is an at-will employer and has no employment arrangements with its named executive officers.  As described more fully in the Compensation Discussion and Analysis above, compensation of executive officers is set by the Compensation Committee. The decisions of the Compensation Committee are subjective and are not based on any list of specific criteria.

Pension Benefits
Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
James Wall	Retirement Plan	32.167	1,431,680	0
Peter M. Pizza	Retirement Plan	7.833	49,104	0
Irving Needleman(3)	-	-	-	-
Michael P. Duloc	Retirement Plan	9.500	70,706	0
John F. Meneough(3)	-	-	-	-
________________________________
(1)
The number of years of credited service under the Retirement Plan (as defined below) is based on the participants’ service with the Company through February 29, 2004, when the Retirement Plan was frozen.  Years of credited service are different from the named participants’ actual years of service with the Company.  As of the date the Retirement Plan was frozen, the actual years of service for each of the named participants were: Mr. Wall – 35.333 years, Mr. Pizza – 8.917 years and Mr. Duloc – 10.583 years.  The difference between years of credited service and years of actual service did not augment any benefits payable to the named individuals under the Retirement Plan.

(2)
The actuarial present value is calculated assuming commencement of benefits when the named individual reaches the normal retirement age of 65 in the case of Messrs. Pizza and Duloc and April 30, 2010 in the case of Mr. Wall, who is over age 65.  Mortality assumptions for the calculation of the actuarial present value are based on the RP 2000 Static Mortality Table, separate for males and females, projected for 7 and 15 years past the valuation date for annuitants and non-annuitants, respectively and the assumed discount rate is 5.435%.

(3)	Messrs. Needleman and Meneough were first employed by the Company after the Retirement Plan ceased accepting participants.

The Company’s named executive officers who were employees prior to March 1, 2004 participate in The Retirement Plan for Employees of AMREP Corporation (the “Retirement Plan”), which was amended effective January 1, 1998 to change the Retirement Plan into a cash balance defined benefit plan, and subsequently frozen effective March 1, 2004, so that in the determination of the benefit payable, a participant’s compensation from and after March 1, 2004 is not taken into account.  A participant’s benefit under the amended Retirement Plan is now comprised of the participant’s cash balance as of February 29, 2004, plus interest on the cash balance compounded at the rate of 5% per year, and the participant’s periodic pension benefit under the Retirement Plan as at December 31, 1997 had the participant been at normal retirement age at that date.

Mr. Wall has continued to serve the Company past the Retirement Plan’s normal retirement age of 65.  Had he elected to receive his pension as a single life annuity when he turned 65, his annual retirement benefit would have been $54,290.  If he had retired on May 1, 2010 and elected to receive the life annuity pension, his annual retirement benefit would have been $163,690.  Assuming that Messrs. Pizza and Duloc (i) continue to be employed until age 65, and (ii) elect the life annuity form of pension, their annual retirement benefits are estimated to be: Mr. Pizza – $5,972 and Mr. Duloc – $11,813.

Retirement Plan participants with at least five years of credited service are eligible for early retirement benefits starting at age 55.  A participant’s early retirement benefit under the Retirement Plan is comprised of (i) the participant’s cash balance as of February 29, 2004, plus interest on the cash balance compounded at the rate of 5% per year, and (ii) the participant’s periodic pension benefit under the Retirement Plan as at December 31, 1997 had the participant been at normal retirement age at that date, reduced by 1/180 for each of the first 60 months and by 1/360 for each of the next 60 months by which the early retirement date precedes the normal retirement date.  Currently, only Mr. Pizza is eligible to elect early retirement under the Retirement Plan.  If he had elected to receive early retirement benefits on May 1, 2010 and elected to receive the life annuity pension, his annual retirement benefit would have been $3,714.

Potential Payments Upon Termination or Change in Control

The Company’s executive officers are not subject to change of control agreements or other arrangements that provide for payments upon termination or a change in control of the Company.  The Committee retains the discretion to enter into severance agreements with individual executive officers on terms satisfactory to it.

While there are not individual agreements in place, under the terms of the Equity Plan described on page 11 of this Proxy Statement, the administrator of the Equity Plan has the discretion to accelerate the vesting of or otherwise remove restrictions on equity awards under the Equity Plan upon a change in control of the Company.  No awards have been made under the Equity Plan. Even if awards are made in the future, the administrator of the Equity Plan would have a wide range of options to respond to changes in control in the best interests of the Company’s shareholders.

For purposes of the Equity Plan, a change in control would occur if: (i) the Company liquidates, dissolves, or sells all or substantially all of its assets (except to a subsidiary); (ii) a person or group of persons who did not beneficially own more than 15% of the Company’s shares as of July 14, 2006 becomes the beneficial owner of 25% or more of the Company’s shares or combined voting power; or (iii) a majority of the seats on the Board changes hands without the approval of two-thirds of the incumbent directors.

Executive Officers

For information with respect to identification of executive officers, see “Executive Officers of the Registrant” in Part I of the Company’s Annual Report on Form 10-K for the year ended April 30, 2010, filed pursuant to the Securities Exchange Act of 1934.

Report of the Compensation and Human Resources Committee

The Compensation and Human Resources Committee of the Board has submitted the following report for inclusion in this Proxy Statement.

The Compensation and Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management.  Based on the Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, the Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2010.

The foregoing report is provided by the following directors, who constitute the Compensation and Human Resources Committee:

Nicholas G. Karabots, Chairman

Edward B. Cloues, II

Albert V. Russo

Compensation Committee Interlocks and Insider Participation

On August 4, 1993, pursuant to an agreement with Nicholas G. Karabots and two corporations he then owned, the Company, in exchange for 575,593 shares of its Common Stock, acquired various rights to distribute magazines for its distribution business.  Prior to that date Mr. Karabots had no affiliation with the Company.  The distribution rights covered various magazines published by unaffiliated publishers, as well as magazines published by Mr. Karabots’ companies.  Mr. Karabots is a director, Vice Chairman of the Board and of the Executive Committee, Chairman of the Compensation and Human Resources Committee and the father-in-law of Michael P. Duloc, one of the Company’s named executive officers.  Mr. Duloc’s spouse, who is Mr. Karabots’ daughter, is an officer at one of Mr. Karabots’ companies to which the Company provides services.  A committee of the Board (the “Independent Committee”), comprised of directors whom the Board finds to be independent of Mr. Karabots, has been established with authority to consider and, if deemed appropriate, to approve new contracts and material modifications to existing contracts between the Company and companies owned or controlled by Mr. Karabots.  The members of the Independent Committee are Messrs. Russo, Seidman and Weller.

The conduct of the Company’s magazine distribution business involves the purchase of magazines from publishing companies, including those owned or controlled by Mr. Karabots, and their resale to wholesalers.  During the fiscal year ended April 30, 2010, the Company distributed magazines published by Mr. Karabots’ companies pursuant to a distribution contract approved by the Independent Committee effective as of July 1, 2008.

The Company also provides subscription fulfillment services for Mr. Karabots’ publishing companies.  The most recent contract for those services, which was approved by the Independent Committee, has a June 30, 2008 expiration date.  The subscription fulfillment services contract is being continued under its existing terms on a month-to-month basis while the parties engage in negotiations for a renewal.  The terms of any renewal will be subject to the Independent Committee’s approval.

For its fiscal year ended April 30, 2010, the Company’s revenues from the newsstand distribution and subscription fulfillment services it provided to Mr. Karabots’ companies amounted to approximately $2,330,000, which was approximately 1.9% of the Company’s consolidated revenues for that period.

Consistent with newsstand distribution services industry practice, advance payments for magazine purchases are made by distributors to publishers, including Mr. Karabots’ companies, based upon estimates of the amounts that will be due to them from the sales of their publications to the buying public.  If the actual sales are less than estimated, overadvances will result, which the publishers are obligated to repay promptly, without interest.  The total overadvance from the Company to Mr. Karabots’

companies at June 30, 2010 was approximately $59,000, and the highest amount of the overadvance between May 1, 2009 and June 30, 2010 was approximately $187,000.

COMPENSATION OF DIRECTORS

Compensation for the non-employee members of the Board is approved by the Board, which considers recommendations for director compensation from the Company’s Compensation and Human Resources Committee.

Each non-employee member of the Board is paid an annual fee of $80,000 in equal quarterly installments and an additional $1,500 for each Board meeting attended in person and $500 for each meeting attended by telephone unless, in the case of a telephonic meeting, the Board determines that the meeting and attendant preparation were so brief that no payment is warranted.  Additionally, the Chairmen of the Audit Committee and the Compensation and Human Resources Committee are each paid an annual fee of $7,500 and each other member of those Committees is paid an annual fee of $5,000 in equal quarterly installments.  Also, in addition to the fees described above, Edward B. Cloues, II is paid an annual fee of $135,000 for his services as Chairman of the Board and of the Executive Committee and a company owned by Nicholas G. Karabots is paid a monthly fee of $10,000 for making him available to act as Vice Chairman of the Board and of the Executive Committee.

The following table summarizes the compensation earned by the Company’s directors for fiscal 2010:

Name(1)	Fees Earned or Paid in Cash ($)	Total ($)
Edward B. Cloues, II	226,000	226,000
Lonnie A. Coombs	93,500 (2)	93,500
Nicholas G. Karabots	213,500 (2)(3)	213,500
Albert V. Russo	91,000 (2)	91,000
Samuel N. Seidman	91,000 (2)	91,000
Jonathan B. Weller	91,000	91,000
_________________________________
(1)	Mr. Wall is not included in this table as he is an employee of the Company and receives no compensation for his service as a director.
(2)	Messrs. Coombs, Karabots, Russo and Seidman each hold options for 500 shares issued under the Company’s Non-Employee Directors Option Plan, which was terminated in 2005.
(3)	Includes $120,000 paid to a company owned by Mr. Karabots.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of April 30, 2010 concerning Common Stock of the Company that is issuable under its compensation plans.
Plan Category	(A) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(B) Weighted average exercise price of outstanding options, warrants and rights	(C) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by shareholders	2,000 (1)	$24.88	400,000 (2)
Equity compensation plans not approved by shareholders	-	-	-
Total	2,000	$24.88	400,000
____________________________________
(1)	Represents outstanding options to acquire Common Stock granted under the Company’s Non-Employee Directors Option Plan, which was terminated in 2005.

(2)	Represents shares of Common Stock available for grant under the Company’s 2006 Equity Compensation Plan.

CERTAIN TRANSACTIONS

See “Compensation Committee Interlocks and Insider Participation” for information concerning transactions involving Nicholas G. Karabots.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, officers and holders of more than 10% of its Common Stock to file initial reports of ownership and reports of changes of ownership of the Common Stock with the Securities and Exchange Commission and the New York Stock Exchange.  The related regulations require directors, officers and greater than 10% shareholders to provide copies of all Section 16(a) reports to the Company.

Based solely on a review of the copies of the reports received by the Company and certain written representations from the directors and executive officers, the Company believes that for the fiscal year ended April 30, 2010, all required Section 16(a) reports were filed on a timely basis.

AUDIT-RELATED MATTERS

The consolidated financial statements of the Company and its subsidiaries included in the Annual Report to Shareholders for the fiscal year ended April 30, 2010 have been audited by McGladrey & Pullen, LLP, an independent registered public accounting firm.  No representative of McGladrey & Pullen, LLP is expected to attend the Annual Meeting.  The Audit Committee has not yet approved the retention of an independent registered public accounting firm for fiscal 2011.

Audit Committee Report

The Audit Committee has reviewed and discussed the Company’s audited financial statements for fiscal 2010 with management, which has primary responsibility for the financial statements.  McGladrey & Pullen, LLP, as the Company’s independent registered public accountants for fiscal 2010, are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles.  The Committee has discussed with McGladrey & Pullen, LLP the matters that are required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol. 1. AU section 300), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  McGladrey & Pullen, LLP has provided to the Committee the written disclosures and the letter required by the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with McGladrey & Pullen, LLP that firm’s independence.  Based on these considerations, the Audit Committee has recommended to the Board that the financial statements audited by McGladrey & Pullen, LLP be included in the Company’s Annual Report on Form 10-K for fiscal 2010.

The foregoing report is provided by the following directors who constitute the Audit Committee:

Lonnie A. Coombs, Chairman

Samuel N. Seidman

Jonathan B. Weller

Audit Fees

The following table sets forth certain information concerning the fees of McGladrey & Pullen, LLP and its affiliate, RSM McGladrey Inc., for the Company’s last two fiscal years.  The reported fees, except the Audit Fees, are amounts billed to the Company in the indicated fiscal years.  The Audit Fees are for services for those fiscal years.

	Fiscal Year Ended April 30,
	2010	2009
Audit Fees (1).	$192,000	$314,600
Audit-Related Fees (2)	21,000	20,000
Tax Fees (3)	41,219	72,470
All Other Fees	-	-
Total	$254,219	$407,070
________________________

(1)
Includes fees for the audit of the Company’s annual financial statements and reviews of the unaudited financial statements included in the Company’s quarterly reports to the Securities and Exchange Commission on Form 10-Q, and for 2009, also the audit of the effectiveness of internal control over financial reporting.

(2)	Consists of fees for the audits of employee benefit plans.

(3)
Includes fees for tax compliance, tax advice and tax planning services.  Such services principally involved research regarding the timing of the recognition of certain income, reviews of the Company’s federal income tax returns and advice on the tax treatment of certain transactions.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit services to be provided by the independent registered public accountants and, separately, all permitted non-audit services to be performed by the independent registered public accountants.

OTHER MATTERS

The Board knows of no matters that will be presented for consideration at the Annual Meeting other than the matters referred to in this Proxy Statement.  Should any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

SOLICITATION OF PROXIES

The Company will bear the cost of this solicitation of proxies.  In addition to solicitation of proxies by mail, the Company may reimburse brokers and other nominees for the expense of forwarding proxy materials to the beneficial owners of stock held in their names.  Directors, officers and employees of the Company may solicit proxies on behalf of the Board but will not receive any additional compensation therefor.

SHAREHOLDER PROPOSALS

From time to time, shareholders present proposals that may be proper subjects for inclusion in the Proxy Statement and for consideration at an annual meeting.  Shareholders who intend to present proposals at the 2011 Annual Meeting and who wish to have such proposals included in the Company’s Proxy Statement for the 2011 Annual Meeting must be certain that such proposals are received by the Company’s Secretary at the Company’s executive offices, 300 Alexander Park, Suite 204, Princeton, New Jersey 08450, not later than April 20, 2011.  Such proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the Proxy Statement.  For any proposal that is not submitted for inclusion in next year’s Proxy Statement but is, instead, sought to be presented directly at the 2011 Annual Meeting, Securities and Exchange Commission rules permit management to vote proxies in its discretion if the Company does not receive notice of the proposal prior to the close of business on July 5, 2011.

By Order of the Board of Directors

Irving Needleman, Secretary

Dated:  August 17, 2010